EXHIBIT 10.3

                             CARRIAGE SERVICES, INC.

              AMENDMENT NO. 1 TO 1996 DIRECTORS' STOCK OPTION PLAN

      THIS AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated 1996 Directors' Stock Option Plan (the "Plan"), of CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), adopted effective October 29, 1998;

      WHEREAS, the Company originally adopted the Plan (then known as the 1996 Nonemployee Directors' Stock Option Plan) effective July 18, 1996, and then amended and restated the Plan effective as of January 7, 1997; and

      WHEREAS, the Board of Directors of the Company has proposed that the Plan be further amended as hereafter described;

      NOW, THEREFORE, the Plan shall be amended as follows:

      1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

      2. ELIGIBILITY; AWARDS. There shall be added to Paragraph III of the Plan a new subparagraph E, which subparagraph E shall read as follows:

      "E. Each person who is an Eligible Director on October 29, 1998 and who on such date is not a full-time employee of either the Company or any subsidiary of the Company ("Nonemployee Director"), shall, in addition to the other Options described in this Paragraph III, receive as of such date, but without the exercise of discretion of any person or persons, an Option exercisable for 18,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding), subject to the vesting requirements hereafter described. The purchase price of Stock under each Option issued under this subparagraph E shall be the same as specified in Paragraph V hereof. Each Option granted under this subparagraph E shall vest as to the number of shares of Stock shown below, subject to the requirement that each Nonemployee Director receiving such Option be and remain an Eligible Director on and as of each of the dates of the Company's annual meeting of stockholders in the years shown opposite such number of shares:

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            ANNUAL STOCKHOLDERS
            MEETING  IN THE YEAR          NO. OF SHARES OF STOCK
            --------------------          ----------------------

                  1999                          6,000
                  2000                          6,000
                  2001                          6,000

            A Nonemployee Director receiving Options under this subparagraph E shall not be eligible to receive Options under subparagraph C of this Paragraph III on any of the annual stockholders meeting dates set forth above. All of the other provisions of the Plan applicable to Options granted hereunder shall apply equally to Options granted pursuant to this subparagraph E."

            3. NUMBER OF AUTHORIZED SHARES. The first sentence of Article IV of the Plan is hereby amended in its entirety so that, as amended, the first sentence of said Article IV shall read as follows:

               "The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 350,000 shares of Stock."

            4. EFFECTIVENESS OF AMENDMENT. The amendment to the Plan evidenced by this Amendment shall be effective as of October 29, 1998, provided that such amendment is approved by the stockholders of the Company on or before September 30, 1999.

            5. RATIFICATION. As amended hereby, the Plan in hereby ratified and confirmed.

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